UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
STRATA Skin Sciences, Inc.
(Name of Registrant as Specified in its Charter)
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STRATA SKIN SCIENCES, INC.
5 Walnut Grove Drive, Suite 140
Horsham, Pennsylvania 19044

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 22, 2022
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of STRATA Skin Sciences, Inc., a Delaware corporation (the “Company”). The meeting will be held on June 22, 2022 at 9:00 a.m. local time, at the Company’s offices of 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044, for the following purposes, to:
1.	elect seven (7) director nominees named in this proxy statement;
2.	ratify the appointment by the Audit Committee of the Board of Directors of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.	conduct any other business properly brought before the meeting.
The record date for the Annual Meeting is April 25, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. The owners of common stock as of the record date are entitled to vote at the meeting and any adjournments or postponements of the meeting. A list of stockholders of record will be available on request during the 10 days prior to the meeting at the Company’s corporate headquarters.
By Order of the Board of Directors

/s/ Robert Moccia
Robert Moccia
President and Chief Executive Officer
May 18, 2022

YOUR VOTE IS IMPORTANT
THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT MAY 18, 2022. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:
•	COMPLETE AND RETURN A WRITTEN PROXY CARD;
•	BY INTERNET OR TELEPHONE; OR
•	ATTEND OUR 2022 ANNUAL MEETING OF STOCKHOLDERS AND VOTE.
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE YOUR SHARES BY INTERNET OR TELEPHONE. ANY STOCKHOLDER OF RECORD ATTENDING THE MEETING MAY VOTE AT THE MEETING EVEN IF HE OR SHE HAS RETURNED A PROXY CARD OR VOTED BY INTERNET OR TELEPHONE.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON JUNE 22, 2022 — AND THE PROXY STATEMENT ARE AVAILABLE AT http://materials.proxyvote.com/86272A.

i

STRATA SKIN SCIENCES, INC.
5 Walnut Grove Drive, Suite 140
Horsham, Pennsylvania 19044
PROXY STATEMENT FOR THE
2022 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of STRATA Skin Sciences, Inc. (“we”, “us”, “our”, or “the Company”) is soliciting your proxy to vote at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting, and we request that you vote on the proposals described in this Proxy Statement. You do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or you may grant a proxy to vote your shares by means of the telephone or on the Internet.
We intend to mail this Proxy Statement and the accompanying proxy card together with our 2022 Annual Report to Stockholders on or about May 18, 2022 to all stockholders of record on April 25, 2022 entitled to vote at the Annual Meeting. Each share of common stock outstanding on the record date will be entitled to one vote.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 25, 2022 will be entitled to vote at the Annual Meeting. On this record date, there were 34,723,095 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on April 25, 2022, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on April 25, 2022, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. Since you are not the stockholder of record, however, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid legal proxy from your broker or other agent.
What am I voting on?
There are three matters scheduled for a vote to:
1.	elect seven (7) director nominees named in this proxy statement;
2.	ratify the appointment by the Audit Committee of our Board of Directors of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3.	conduct any other business properly brought before the meeting.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters you may vote “For” or “Against” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, or vote by proxy using the enclosed proxy card or via the Internet or telephone (see “Voting Via the Internet or by Telephone” below). If you vote by proxy, your shares will be voted as you specify on the proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.
•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive at the Annual Meeting, follow the instructions on the website.
•
To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Voting Via the Internet or by Telephone
Stockholders may grant a proxy to vote their shares by means of the telephone or via the Internet. The laws of the State of Delaware, under which we are incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections can determine that such proxy was authorized by the stockholder.
The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.
Stockholders of record may go to www.proxyvote.com to grant a proxy to vote their shares by means of the Internet. They will be required to provide the control number contained on their proxy cards. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1 -800-690-6903 and following the operator's instructions.
General Information for All Shares Voted Via the Internet or by Telephone
Votes submitted via the Internet or by telephone must be received by 11:59 p.m. EST on June 21, 2022. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card or voting instructions as instructed by your broker, bank or other agent to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than the proxy card.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of our common stock you own as of April 25, 2022.
What if I return a proxy card but do not make specific choices?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on the matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from that organization holding your account and, as a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote the shares held in your account. If no voting instructions are given, your broker or nominee has discretionary authority to vote your shares on your behalf on routine matters as determined in accordance with NYSE Rule 452 by The New York Stock Exchange. A “broker non-vote” results on a matter when your broker or nominee returns a proxy but does not vote on a particular proposal because it does not have discretionary authority to vote on that proposal and has not received voting instructions from you. We believe that your broker or nominee may not have discretionary voting power with respect to any proposal to be considered at this meeting other than Proposal No. 6. You may not vote shares held in street name at the Annual Meeting unless you obtain a legal proxy from that organization holding your account.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed and posted proxy materials, we will bear the cost of proxies solicited by the Board of Directors. In addition to the solicitation of proxies by mail, solicitation may be made personally or by telephone or electronic communication by our directors, officers and employees, none of whom will receive additional compensation for these services. We will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses incurred in connection with distributing forms of proxies and proxy materials to the beneficial owners of common stock.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You may revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:
•	you may submit a proxy with a later date that is received by us prior to the Annual Meeting;
•
you may send a written notice, dated later than the proxy, that you are revoking your proxy to our Secretary at 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044 that is received by us prior to the Annual Meeting;

•	you may vote by telephone or via the Internet; or
•	you may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker or bank as a nominee or agent, you must follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year's annual meeting?
Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next annual meeting of stockholders by submitting their proposals to us in a timely manner. In order to be considered for inclusion in the Proxy Statement distributed to stockholders prior to the annual meeting of stockholders in the year 2022, a stockholder proposal must be received by us no later than April 23, 2022 and must otherwise comply with the requirements of Rule 14a-8.
In order to be considered for presentation at the annual meeting of stockholders in the year 2022, although not included in the Proxy Statement, a stockholder proposal or nomination(s) must comply with the requirements of our Fifth Amended and Restated Bylaws (the “Bylaws”) and be received by us not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the 2023 Annual Meeting is more than thirty (30) days before or more than sixty (60) days after June 22, 2023, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us. For the 2023 Annual Meeting of Stockholders, this period will begin on April 23, 2022, and end on May 23, 2022. In the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement (as defined in the Bylaws) by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 75 days prior to the first anniversary of the preceding year's annual meeting (or, if the annual meeting is held more than 30 days before or 60 days after such anniversary date, at least 75 days prior to such annual meeting), a stockholder's notice required by the Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company. Stockholder proposals should be delivered in writing to STRATA Skin Sciences, Inc., 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044, Attention: Secretary. A copy of our Bylaws may be obtained from us upon written request to the Secretary.
How are votes counted?
Votes will be counted by the Inspector of Elections appointed for the meeting, who will separately tabulate “For”, “Against” and “Withhold” votes, abstentions and broker non-votes.
How many votes are needed to approve each proposal?
•
Proposal No. 1, the election of directors, the seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of this proposal. Stockholders do not have the right to cumulate their votes for directors.

•
Proposal No. 23, the ratification of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy to be approved. Abstentions will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of the vote.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third of the outstanding shares of common stock entitled to vote are represented by votes at the Annual Meeting or by proxy. On the record date, there were 34,723,095 shares of common stock outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting or by telephone or via the Internet. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the Annual Meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed by us within four business days following the Annual Meeting.
How can I obtain additional copies?
For additional copies of this Proxy Statement and the enclosed proxy card and 2022 Annual Report to Stockholders, you should contact our corporate office at STRATA Skin Sciences, Inc., 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044, Attention: Secretary, telephone (215) 619-3200.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The information set forth in Item 5 of this Report under the heading “Securities Authorized for Issuance Under Equity Compensation Plans” is hereby incorporated by reference.
The following table reflects, as of April 25, 2022, the beneficial common stock ownership of: (a) each of our directors, (b) each executive officer, (c) each person known by us to be a beneficial holder of five percent (5%) or more of our common stock, and (d) all of our executive officers and directors as a group. Unless otherwise provided in the accompanying footnotes, the information used in the table below was obtained from the referenced beneficial owner.
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
Uri Geiger(8)	12,112,627	35.84%
Robert J. Moccia(2)	714,547	2%
Nachum Shamir	207,792	*
Douglas Strang(3)	25,952	*
Patricia Walker(4)	23,189	*
William Humphries(5)	644,091	1.85%
Shmuel Rubinstein	105,773	*
Christopher Lesovitz(6)	—	*
Shmuel Gov(7)	314,999
All directors and officers as a group (eight persons)	13,399,106	40.43%

Accelmed Partners LP(8)	12,112,627	35.84%
Nantahala Capital Management, LLC(9)	4,575,812	13.18%
*	Less than 1%.
(1)
Beneficial ownership is determined in accordance with the rules of the Commission. Shares of common stock subject to delivery, or subject to options or warrants currently exercisable, or exercisable within 60 days of April 25, 2022 are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, we believe stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name. Unless otherwise indicated, the listed officers, directors and stockholders can be reached at our principal offices. Percentage of ownership is based on 34,723,095 shares of common stock outstanding as of April 25, 2022.

(2)	Includes 680,247 of vested common stock options.
(3)	Includes 10,000 shares of common stock and vested options to purchase 216,666 shares of common stock.
(4)	Includes 66,136 shares, 145,276 vested options to purchase shares of common stock.
(5)	Includes 20,000 options granted on being appointed to the Board.
(6)	Christopher Lesovitz became the Company’s CFO on October 15, 2021 and has been awarded 350,000 options all of which are unvested.
(7)	Shmuel Gov became the Company’s Senior Vice President-General Manager, Carlsbad Operations, on April 1. 2022. Holdings consist of exercisable options to purchase common stock.
(8)
The business address of Accelmed Partners L.P. (“Accelmed Partners”) is 848 Brickell Avenue, 9th Floor, Miami, FL 33131. Accelmed Partners GP (“Accelmed GP”), the General Partner of Accelmed Partners, and Uri Geiger, the Managing Director of Accelmed Management Ltd., which is the management company of Accelmed Partners, each have voting and investment control of the securities held by Accelmed. Dr. Geiger is the Co-Founder and Managing Partner of Accelmed Partners. Each of Accelmed Partners and Uri Geiger disclaim beneficial ownership over the securities owned by Accelmed Partners except to the extent of their respective pecuniary interest therein. Accelmed Partners holds 12,112,627 shares of common stock. Dr. Geiger disclaims beneficial ownership of the 12,112,627 shares owned by Accelmed Partners.

(9)
The business address of Nantahala Capital Management, LLC (“Nantahala”) is 19 Old Kings Highway S, Suite 200, Darien, CT 06820. Nantahala may be deemed to be the beneficial owner of 4,575,812 shares of common stock held by funds and separately managed accounts under its control, and as the managing members of Nantahala, each of Wilmot B. Harkey and Daniel Mack may be deemed to be a beneficial owner of those shares. The foregoing has been derived from a Schedule 13G filed by Nantahala on February 2, 2022.

CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the listing standards of the NASDAQ Stock Market (“NASDAQ”), a majority of the members of a listed company's Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Our Board of Directors consults with our counsel to ensure that the Board of Director's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as are in effect from time to time.
Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, its senior management and its independent registered public accounting firm, the Board of Directors has affirmatively determined that the majority of our directors and director nominees are independent directors within the meaning of the applicable NASDAQ listing standards. All current members of the Board of Directors are independent under the applicable listing standards of NASDAQ.
Board Leadership Structure
Our Board of Directors administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. While management is responsible for identifying risks, our Board of Directors has charged the Audit Committee of the Board of Directors with evaluating financial and accounting risk, the Compensation/Nominating and Governance Committee of the Board of Directors with evaluating risks associated with employees and compensation. Investor-related risks are usually addressed by the Board as a whole.
The Board of Directors met in person or by unanimous consent 10 times during the last fiscal year. During the last fiscal year, the Audit Committee met in person or by unanimous consent 7 times, and the Compensation/Nominating and Governance Committee met in person or by unanimous consent 8 times. All directors attended at least 75% of the aggregate meetings of the Board of Directors and the committees on which they served that were held during the period in which they were a director and a committee member.
Information Regarding the Board of Directors and its Committees
Our Board of Directors has an Audit Committee and a Compensation/Nominating and Governance Committee. The following table provides membership information for each of these committees:
NAME	AUDIT	COMPENSATION/ NOMINATING AND CORPORATE GOVERNANCE
William Humphries, Chairman		X
Dr. Uri Geiger
Nachum Shamir		X*
Douglas Strang	X*
Samuel Rubinstein	X	X
Patricia Walker	X
*	Committee Chair
Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage independent advisors, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to us.
Audit Committee
The current members of our Audit Committee are Douglas Strang (Chair), Samuel Rubinstein, and Patricia Walker, each of whom we believe satisfies the independence requirements of NASDAQ and the SEC. Mr. Strang chairs this committee and has been designated as the “Audit Committee financial expert” under Item 407(d)(5) of Regulation S-K. The Board of Directors determined that each member of the Audit Committee satisfies the independence and other composition requirements of the SEC and NASDAQ. Our Board of Directors has determined that each member of the Audit Committee has the requisite accounting or related financial expertise required by applicable NASDAQ rules. Our Audit Committee assists our Board of Directors in its oversight of:
•	appointing, evaluating and determining the compensation of our independent auditors;
•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;
•	reviewing disclosure controls and procedures, internal control over financial reporting, any internal audit function and corporate policies with respect to financial information;
•	reviewing other risks that may have a significant impact on our financial statements;
•	preparing the Audit Committee report for inclusion in the annual proxy statement;
•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters;
•	approving all related person transactions, as defined by applicable SEC Rules, to which we are a party; and
•	evaluating annually the Audit Committee charter.
The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.
The charter of our Audit Committee is available in the Corporate Governance section of the Investor Relations section of our website at www.strataskinsciences.com.
Compensation and Nominating/Governance Committee
The current members of our Compensation and Nominating/Governance Committee are Nachum Shamir (Chair), Samuel Rubinstein, and William Humphries each of whom we believe satisfies the independence requirements of NASDAQ. Mr. Shamir chairs this committee. The purpose of our Compensation/Nominating and Governance Committee is to assist in the responsibilities of the Board of Directors relating to compensation of our executive officers. In addition to its role in compensation matters, the purpose of our Compensation and Nominating/Governance Committee is to review all Board of Director-recommended and stockholder-recommended nominees, determine each nominee's qualifications and to make a recommendation to the full Board of Directors as to which persons should be the Board of Directors' nominees. Specific responsibilities of the committee include:
•	reviewing and approving objectives relevant to executive officer compensation;
•
evaluating performance and recommending to the Board of Directors the compensation, including any incentive compensation, of the Chief Executive Officer and other executive officers in accordance with such objectives;

•	reviewing employment agreements for executive officers;
•	recommending to the Board of Directors the compensation for our directors;
•	administering our equity compensation plans and other employee benefit plans;
•	evaluating human resources and compensation strategies, as needed;
•	identifying and recommending to the Board of Directors individuals qualified to become members of the Board of Directors;
•	recommending to the Board of Directors the director nominees for the next annual meeting of stockholders;
•	recommending to the Board of Directors director committee assignments;
•	reviewing and evaluating succession planning for the Chief Executive Officer and other executive officers;
•	monitoring the independence of the directors;
•	developing and overseeing the corporate governance principles applicable to members of the Board of Directors, officers and employees;
•	reviewing and approving director compensation and administering the Non-Employee Director Plan;
•	monitoring the continuing education for our directors; and
•	evaluating annually the Compensation and Nominating/Governance Committee charter.

The Compensation/Nominating and Governance Committee reviews executive compensation from time to time and reports to the Board of Directors, which makes all final decisions with respect to executive compensation. The Compensation/Nominating and Governance Committee adheres to several guidelines in carrying out its responsibilities, including performance by the employees, our performance, enhancement of stockholder value, growth of new businesses and new markets and competitive levels of fixed and variable compensation.
The Compensation/Nominating and Governance Committee considers potential candidates recommended by its members, management and others, including stockholders. In considering candidates recommended by stockholders, the committee will apply the same criteria it applies in connection with candidates recommended by the Compensation/Nominating and Governance Committee. Stockholders may propose candidates to the Compensation/Nominating and Governance Committee by delivering a notice to the Compensation/Nominating and Governance Committee that contains the information required by the Bylaws. The Compensation/Nominating and Governance Committee did not pay any fee to any third party to search for, identify and/or evaluate the 2022 nominees for directors.
The Compensation/Nominating and Governance Committee does not maintain a formal diversity policy with respect to the identification or selection of directors for nomination to the Board of Directors. Diversity is just one of many factors the Compensation/Nominating and Governance Committee considers in the identification and selection of director nominees. The Company defines diversity broadly to include differences in race, gender, ethnicity, age, viewpoint, professional experience, educational background, skills and other personal attributes that can foster board heterogeneity in order to encourage and maintain board effectiveness.
The charter of our Compensation/Nominating and Governance Committee is available in the Corporate Governance section of the Investor Relations section of our website at www.strataskinsciences.com.
The Board of Directors' Role in Risk Oversight
Our Board of Directors administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. While management is responsible for identifying risks, the Board of Directors has charged the Audit Committee of the Board of Directors with evaluating financial and accounting risk and the Compensation/Nominating and Governance Committee of the Board of Directors with evaluating risks associated with employees and compensation. Investor-related risks are usually addressed by the Board of Directors as a whole.
Stockholder Communications with the Board of Directors
The Board of Directors has established a process for stockholders to communicate with the Board of Directors or with individual directors. Stockholders who wish to communicate with the Board of Directors or with individual directors should direct written correspondence to Jay Sturm, General Counsel at jsturm@strataskin.com or to the following address (our principal executive offices): Board of Directors, c/o Corporate Secretary, 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044. Any such communication must contain:
•	a representation that the stockholder is a holder of record of our capital stock;
•	the name and address, as they appear on our books, of the stockholder sending such communication; and
•	the class and number of shares of our capital stock that are beneficially owned by such stockholder.
Mr. Sturm, as the Corporate Secretary, will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.
Code of Conduct
We have adopted the Code of Business Conduct and Ethics, the Domestic and Foreign Anti-Corruption Policy and the Whistleblowers’ Hotline Policy and Procedures for Reporting that applies to all officers, directors and employees. These documents are available in the Corporate Governance section of the Investor Relations section of our website at: www.strataskinsciences.com. If we make any substantive amendments to code or grant any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee is responsible for reviewing, approving and managing the engagement of the Company's independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid therefore, and all other matters the Audit Committee deems appropriate, including the Company's independent registered public accounting firm's accountability to the Board of Directors and the Audit Committee. The Audit Committee reviewed with the Company's independent registered public accounting firms, which are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, their respective judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by the Standards of the Public Company Accounting Oversight Board (“PCAOB”), including; PCAOB Auditing Standard No. 16, Communications With Audit Committees, the rules of the Securities and Exchange Commission (“SEC”) and other applicable regulations; and discussed and reviewed the results of the Company's independent registered public accounting firm's examination of the financial statements. In addition, the Audit Committee discussed with the Company's independent registered public accounting firms the independent registered public accounting firms’ independence from management and the Company, including the matters in the written disclosures, the letter regarding its independence by Rule 3526 of the PCAOB regarding the independent registered public accounting firms’ communications with the Audit Committee concerning independence. The Audit Committee also considered whether the provision of non-audit services was compatible with maintaining the independent registered public accounting firms’ independence.
The Audit Committee discussed with the Company's independent registered public accounting firms the overall scope and plans for its audits and received from them written disclosures and letter regarding their independence. The Audit Committee meets with the Company's independent registered public accounting firms, with and without management present, to discuss the results of its examinations, its evaluations of the Company's internal control over financial reporting and the overall quality of the Company's financial reporting. The Audit Committee held 6 meetings during the fiscal year ended December 31, 2021.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC. The Audit Committee has also retained Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.
AUDIT COMMITTEE:
Douglas Strang, Chair
Samuel Rubinstein
Patricia Walker

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were met.

EXECUTIVE COMPENSATION
Executive Officers
During the year ended December 31, 2021, our named executive officers were:
•	Robert Moccia, President and Chief Executive Officer
•	Dolev Rafaeli, President and Chief Executive Officer (until his separation on February 28, 2021)
•	Christopher Lesovitz, Chief Financial Officer, commencing on October 15, 2021.
•	Matthew C. Hill, Chief Financial Officer (until his resignation on October 15, 2021)
The biographical information for our current executive officers (other than Mr. Moccia which is included with the Election of Directors) are below:
Christopher Lesovitz (age 40) Since July 11, 2021, Mr. Lesovitz has served as the Company’s Controller. Previously, he led the finance department at Encore Dermatology, Inc., a fully integrated dermatology company. Prior to that, Mr. Lesovitz held various finance roles with Iroko Pharmaceuticals, LLC, a pharmaceutical company specializing in pain management, serving as its Assistant Controller and as its Senior Accounting Manager. Mr. Lesovitz received his Bachelor of Science in accounting from Villanova University in 2004. Additionally, Mr. Lesovitz is a Certified Public Accountant (CPA) in the Commonwealth of Pennsylvania.
Components of Executive Compensation during 2021
Mr. Lesovitz receives a base salary at the rate of Two Hundred and Fifty Thousand Dollars ($250,000.00) per annum (the “Base Salary”), and is entitled to receive a bonus based upon the performance of the Company’s business during the relevant quarters of each fiscal year (“FY”) and other goals to be proposed by the CEO and approved by the Compensation Committee of the Board (the “Compensation Committee”). The target bonus for each FY shall be fifty percent (50%) of Base Salary assuming the Company achieves 100% of both the Company’s target goals and Employee’s personal goals as shall be approved annually by the Compensation Committee.
Upon appointment to the CFO position Mr. Lesovitz was awarded 250,000 options under the Company’s 2016 Amended and Restated Omnibus Incentive Plan (the “Plan”) granted at the fair market value on the closing of the market on the date of his appointment, October 15, 2021. The Options vest in four equal installments on each of the following dates corresponding with the anniversary of the first business day after the date of his appointment: on October 18, 2022; October 18, 2023; October 18, 2024; and on October 18, 2025. The options shall be awarded under the terms of the Company’s Stock Option Agreement, whose terms together with those of the Plan shall govern.

SUMMARY COMPENSATION TABLE
The following table includes information for the years ended December 31, 2021, and 2020 concerning compensation for our named executive officers.
Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation ($)(1)	Options(2)	All Other Compensation(3)	Total
Robert Moccia Director, President and Chief Executive Officer as of 3/1/21	2021	416,346	299,677	2,102,776	18,804	3,559,208
	2020	—	—		—	—
Chris Lesovitz, Chief Financial Officer as of 10/18/2021	2021	100,346	42,462	348,250	3,000	615,808
	2020	—	—		—	—
Dolev Rafaeli, Director, President and Chief Executive Officer until 2/28/21	2021	271,231	—		11,493	282,724
	2020	412,030	157,900		23,400	593,330
Matt Hill, Chief Financial Officer until 10/18/2021	2021	284,896	—		17,695	302,591
	2020	253,529	47,500		16,200	317,229
(1)
Represents annual bonus amounts paid to the named individuals under the bonus plans in their respective employment agreements. Mr. Moccia's and Mr. Lesovitz’s bonuses were earned in 2021 but not paid until 2022. The 2021 targets for Mr. Moccia and Mr. Lesovitz were revenue of $28 million and a non-GAAP adjusted EBITDA loss of $1.664 million. Dr. Rafaeli's and Mr. Hill's were earned in 2019 and paid in 2020.

(2)
These amounts are equal to the aggregate grant-date fair value with respect to the awards made in the respective year, computed in accordance with FASB ASC Topic 718, before amortization and without giving effect to estimated forfeitures. The exercise price for Mr. Moccia’s options is $1.73 and the exercise price for Mr. Lesovitz’s options is $1.45.

(3)
“All Other Compensation” includes a car allowance for Mr. Moccia of $1,250 per month for 10 months, Mr. Lesovitz of $1,000 per month for 3 months, Dr. Rafaeli of $1,000 per month for 2 months in 2021 and 12 months in 2020 and Mr. Hill of $650 for 10 months in 2021 and $400 per month in 2020. And also includes a 401(k) match for Mr. Moccia in 2021 of $6,304, for Dr. Rafaeli a 401(k) match of $9,493 in 2021 and $11,400 in 2020 and for Mr. Hill a 401(k) match of $11,195 in 2021 and $11,400 in 2020.

Overview of Executive Employment Agreements and Payments upon Termination or Change of Control
Employment Agreement with Robert Moccia
On March 1, 2021, the Company entered into an employment agreement with Robert Moccia to become the Company’s Chief Executive Officer, (the “Employment Agreement”), which provides for, among other things, (i) a three-year term commencing on March 1, 2021, which renews for successive one year additional terms unless a party gives the other party a notice of non-renewal at least 90 days prior to the end of the then applicable employment term, (ii) an annual base salary of $500,000, (iii) an incentive bonus opportunity equal to at least 65% of his base salary for such year, (iii) an initial option (the “Option”) to purchase 1,632,590 shares of common stock, with a strike price as of the close of trading on March 1, 2021 which was $1.73, vesting over a three year period, with 544,198 options vesting on the first anniversary of the date of grant and 136,049 options vesting every three months thereafter and subject to acceleration under certain conditions, (iv) participation in long-term incentive plans and employee benefit plans, including health and 401(k) plans, (v) 20 days of annual vacation, plus 10 established holiday days, per full calendar year of employment, (vi) an automobile allowance of $1,250 per month, and (vi) his appointment to the Company’s board of directors as of March 1, 2021, and nomination and recommendation for election as a director thereafter at annual meetings of stockholders during his employment term when his election is to be considered. The Option is intended to constitute an employment inducement grant under Nasdaq Listing Rule 5635(c)(5). The Company will also pay Mr. Moccia a bonus equal to two times his then base salary if, during the term of his employment, (a) a “Change in Control” (as defined in the Company’s 2016 Omnibus Incentive Plan, as amended from time to time) occurs and (b) as of such Change in Control, the price per share of the Company’s common stock is two times or more than the price of the Company’s common stock as of March 1, 2021.
The Employment Agreement provides Mr. Moccia with severance benefits in the event that his employment is terminated under certain circumstances, including by Mr. Moccia for “Good Reason” and by the Company without “Cause” (each as defined in the Employment Agreement). Upon the termination of Mr. Moccia’s employment, he will automatically resign as a member of the Company’s board of directors. Pursuant to the Employment Agreement, Mr. Moccia is subject to confidentiality, assignment of intellectual property, and restricted activities covenants, the latter of which continues for 12 months after his separation from employment.
Separation Agreement with Dr. Dolev Rafaeli
On February 24, 2021, the Company and Dr. Rafaeli entered into an employment separation agreement and release (the “Separation Agreement”), pursuant to which, among other things, Dr. Rafaeli resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s board of directors on February 28, 2021. In connection with Dr. Rafaeli’s separation, upon the expiration of the revocation of a general release delivered by Dr. Rafaeli to the Company, the Company will (i) pay Dr. Rafaeli (a) his base salary, less applicable legal deductions, through May 29, 2021 consistent with normal payroll procedures, (b) a lump sum amount equal to 12 weeks of pay as a payout of his accrued but unused vacation days, (c) reimbursements of his monthly COBRA premium payments for up to 18 months following February 28, 2021, and (d) an amount up to $10,000 to reimburse Dr. Rafaeli for reasonable attorneys’ fees in connection with the negotiation of the Separation Agreement, and (ii) vest all outstanding options held by Dr. Rafaeli (to the extent not then vested) and have them remain exercisable until August 22, 2021. Subject to the foregoing restrictions and the Company’s insider trading policies, Dr. Rafaeli will be permitted to exercise the options as permitted under the Company’s equity incentive plan, including cashless exercises, until August 22, 2021. Certain provisions contained in Dr. Rafaeli’s employment agreement, dated as of March 30, 2018 with the Company survive and continue to apply under the Separation Agreement, including, but not limited to, covenants related to confidentiality, assignment of developments, and covenant not to compete. The Company and Dr. Rafaeli also agreed to mutual non-disparagement and communication restriction provisions and granted customary general releases to each other. Until May 29, 2021, Dr. Rafaeli agreed to cooperate in good faith with the Company in transitioning his duties to one or more persons as determined by the Company’s board of directors.
Employment Agreement with Christopher Lesovitz
On October 4, 2021, the Company entered into an employment agreement with Christopher Lesovitz to become the Company’s Chief Financial Officer, (the “Employment Agreement”), which provides for, among other things, (i) an annual base salary of $250,000, (ii) an incentive bonus opportunity equal to at least 50% of his base salary for such year assuming the Company achieves 100% of both the Company’s target goals and Employee’s personal goals as shall be approved annually by the Compensation Committee, (iii) an initial option to purchase 250,000 shares of common stock, with a strike price as of the close of trading on October 16, 2021 which was $1.88, vesting ratably over a four year period and subject to acceleration under certain conditions, (iv) participation in any standard group benefit plans maintained generally for senior level employees of the Company, (v) four weeks of annual vacation per full calendar year of employment, and (vi) an automobile allowance of $1,000 per month.
The Employment Agreement provides Mr. Lesovitz with severance benefits in the event that his employment is terminated. In the event of, and only upon, the termination of the employment of Mr. Lesovitz under the Employment Agreement (i)(A) upon a “Change of Control” (as defined in the Employment Agreement) unless the new controlling person or entity of the Company’s business and/or assets determines otherwise and (B)(1) if Employee has not been offered post-Change of Control employment by the Company or any successor entity, or (2) if Employee is offered post-Change of Control employment by the Company or any successor entity, the position offered to Mr. Lesovitz would result in a material reduction in Mr. Lesovitz’s duties, authority or responsibilities as in effect immediately prior to such Change of Control, or Mr. Lesovitz is offered post-Change of Control employment and accepting such employment requires that Mr. Lesovitz relocate to an office more than 75 miles from his primary residence or (ii) the Company terminates Mr. Lesovitz’ s employment other than for death, disability (as defined in the Employment Agreement), “Cause” (as defined in the Employment Agreement), or his voluntary termination, then the Company shall pay Mr. Lesovitz (I) an amount equal to his then current base salary for nine (9) months payable in equal installments, less applicable taxes and withholdings, pursuant to the Company's normal payroll procedures over nine (9) months, and (II) provided Mr. Lesovitz timely elects, and remains eligible for, continued group health plan benefits to the extent authorized by and consistent with COBRA, reimburse him, on a monthly basis upon presentation of proof of payment by Mr. Lesovitz, for COBRA premiums in an amount such that his net cost (after tax) for continued health insurance coverage is the same as his cost for such benefits as in effect on the date of termination and such reimbursement shall continue until the earlier of the date that is nine (9) months after the date of termination and the date Mr. Lesovitz becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA. Pursuant to the Employment Agreement, Mr. Lesovitz is subject to confidentiality, assignment of intellectual property, and restricted activities covenants, the latter of which continues for 12 months after his separation from employment.
Outstanding Equity Awards Value at Fiscal Year-End Table
The following table includes certain information with respect to the value of all unexercised options and unvested shares of restricted stock previously awarded to the executive officers named above at the fiscal year end, December 31, 2021.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unvested Options (#)	Option Exercise Price ($)	Option Expiration Date
Matthew Hill	11/13/2020	—	150,000	$1.46	11/13/2030
	11/22/2019	50,000	100,000	$2.46	11/22/2029
	5/23/2018	166,666	83,334	$1.66	5/23/2028
Robert Moccia	3/1/2021	57,803	115,606	$1.73	3/1/2031
	3/1/2021	486,395	972,786	$1.73	3/1/2031
Christopher Lesovitz	10/18/2021	0	250,000	1.88	10/18/2031
(1)
Options granted were under the 2016 Omnibus Incentive Plan and options. Dr. Rafaeli’s options granted on March 30, 2018 contractually vested quarterly over three years, all others had vested annually over three years. Upon Dr. Rafaeli’s separation on February 28, 2021, all options vested (see Separation Agreement above). Mr. Hill’s options vest annually over three years.

Director Compensation
During 2022, non-management directors will receive the following compensation as applicable to each particular director.
1.	$70,000 base compensation
2.	$150,000 base compensation for the Chairman of the Board
3.	$10,000 for the Chairman of the Compensation, Nominating Committee
4.	$20,000 for the Chairman of the Audit Committee
5.	$5,000 for membership on each committee (not to be paid to the Chair of the committees)
6.	New independent Board members shall receive a one-time grant of 20,000 stock options.
Except for Mr. Geiger, whose company rules prevent accepting equity and for Mr. Humphries, base compensation is to be paid generally up to no more than 50% in cash; that non-cash payments will be in the form of restricted stock units paid quarterly and vesting quarterly. Payment will be made for each quarter in arrears.

The table below sets forth our non-employee directors’ compensation for the year ended December 31, 2021.
DIRECTOR COMPENSATION TABLE
Name	Fees Earned ($)	Stock Awards ($)(6)	All Other Compensation ($)	Total ($)
William Humphries(1)	70,578	491,975	—	562,553
Uri Geiger(2)	—	—	—	—
Samuel E. Navarro(3)	35,000	—	—	35,000
Samuel Rubinstein	45,000	36,511	—	81,511
Nachum Shamir	40,000	41,727	—	81,727
LuAnn Via(4)	52,100	78,238	—	130,338
Douglas Strang	9,167	26,600	—	35,767
(1)	Includes an option grant of 411,124 shares and a restricted stock award of 41,583 units. Mr. Humphries stock options have an exercise price of $1.42.
(2)	Fees $76,962.37 for the years 2018-2021 paid on behalf of Dr. Geiger were paid to Accelmed as a result of the fact that Accelmed’s partnership agreement precludes the receipt of any equity.
(2)	The Company has accrued the compensation for unissued stock awards.
(3)	Mr. Navarro resigned from the Board of Directors in June 2021.
(4)	Ms. Via resigned from the Board as of December 31, 2021.
(5)	Mr. Strang’s award consists of stock options.
(6)	Stock awards are mainly comprised of restricted stock units issued pursuant to the director compensation plan as discussed above.
Limitation on Directors' Liabilities; Indemnification of Officers and Directors
Our Fifth Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and bylaws designate the relative duties and responsibilities of our officers, establish procedures for actions by directors and stockholders and other items. Our Certificate of Incorporation and bylaws also contain extensive indemnification provisions, which will permit us to indemnify our officers and directors to the maximum extent provided by Delaware law. Pursuant to our Certificate of Incorporation and under Delaware law, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for (i) any breach of the director's duty of loyalty; (ii) acts for omissions not in good faith or which involve intentional misconduct or a knowing violation of law; breach of duty with respect to dividends and other distributions; or (iv) any transaction from which the director derived an improper personal benefit.
Directors' and Officers' Liability Insurance
We have obtained directors' and officers' liability insurance, which expires on May 29, 2022. We are required under our indemnification agreements to maintain such insurance for us and members of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, DIRECTOR INDEPENDENCE
Related Party Transactions
On March 30, 2018, the Company entered into a stock purchase agreement (the “Accelmed Purchase Agreement”) with Accelmed Partners, pursuant to which Accelmed agreed to invest $13.0 million to purchase, upon closing, 12,037,037 shares of the Company's common stock at a price per share of $1.08. The Company may incur additional expenses, or Accelmed may receive additional shares in the event of certain contingencies. Upon closing under the Accelmed Purchase Agreement, Accelmed was the largest shareholder of the Company.
The Accelmed Purchase Agreement also requires that the Company indemnify Accelmed for certain items as defined in the Accelmed Purchase Agreement, which may result in the issuance of additional shares of the Company's common stock to the Investors in the event the Company incurs additional cash obligations above the thresholds contained in the Accelmed purchase Agreement, including excess amounts from sales taxes, broker fees, insurance coverage and legal fees (the “Retained Risk Provisions”). Pursuant to the Retained Risk provisions, Accelmed received an additional 75,590 shares.
Review, Approval or Ratification of Transactions with Related Persons
In accordance with its charter, the Audit Committee is responsible for reviewing all “related party transactions” (defined as such transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an on-going basis. All such related party transactions must be approved by the Audit Committee.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
There are seven nominees for the seven director positions presently authorized by our Board of Directors and our Bylaws. The names of the persons who are nominees for director and their positions and offices with us are set forth in the table below. Each director to be elected will hold office until the 2022 Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. Although there is no formal policy, we encourage our directors to attend our annual meetings, and each director, then in office, was in attendance at the 2021 annual meeting.
Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee as the Board of Directors may propose. Each of the nominees listed below has been nominated for and has agreed to stand for election and we have no reason to believe that any nominee will be unable to serve.
The following is a brief biography of each nominee for director:
Name	Position	Age
Dr. Uri Geiger	Chairman of the Board	54
Robert Moccia	President, Chief Executive Officer and Director	63
Douglas Strang	Director	59
William Humphries	Director	55
Nachum Shamir	Director	67
Samuel Rubinstein	Director	82
Patricia Walker	Director	62
William Humphries is our Chairman of the Board and was appointed to the Board on April 12, 2021. From August 2018 until December 2020, Mr. Humphries served as President and Group Company Chairman, Ortho Dermatologics of Bausch Health Companies Inc., where he previously served as Executive Vice President, Company Group Chairman, Dermatology from January 2017 to August 2018. From 2012 to December 2016, he served as President and Chief Executive Officer of the North American business of Merz, Inc., an affiliate of Merz Pharma Group, a specialty healthcare company. From 2004 to 2012, he served in a number of leadership positions with Stiefel Laboratories, Inc., a dermatology pharmaceutical company, including as its Chief Commercial Officer and then as its President beginning in 2008. Stiefel was acquired by GlaxoSmithKline in 2009. After the acquisition, Mr. Humphries served as the President of Dermatology for Stiefel, a GSK Company from 2009 until 2012. Before Stiefel, Mr. Humphries served in executive roles in sales and marketing, business development, and international marketing for Allergan, Inc., concluding as vice president of its U.S. skincare business. Mr. Humphries currently serves on the board of directors of Aclaris Therapeutics, Inc., a publicly traded pharmaceutical company, a position he has held since 2016, and Clearside Medical, Inc., a publicly traded biopharmaceutical company, a position he has held since 2012. He has served as chairman of the board of directors of Clearside Medical, Inc. since February 2018. He received a Bachelor of Arts from Bucknell University and a Master of Business Administration from Pepperdine University. Mr. Humphries also serves on the industry advisory board for the Global Luxury Management Program at North Carolina State University. We believe Mr. Humphries’ qualifications to serve on our Board of Directors include his extensive experience in the dermatology and medical device industries and on public company boards.
Dr. Uri Geiger became our Chairman of the Board effective on May 29, 2018 and served in that role until Mr. Humphries was selected to the position. Dr. Geiger is a co-founder and Managing Partner of Accelmed Partners, a private equity investment firm he co-founded in 2009 focused on medical device companies. Prior to founding Accelmed Partners, Dr. Geiger served as the CEO of Exalenz Bioscience Ltd., a medical technology company, from May 2006 until December 2008. Prior to that, Dr. Geiger co-founded and was the CEO of GalayOr Networks, a developer of optical components from 2001 until 2003. Dr. Geiger was also the founding partner of Dragon Variation Fund in 2000, one of Israel’s first hedge funds, which was sold to Migdal in 2007. Dr. Geiger worked on Wall Street during the 1990s, where he gained a broad understanding of and significant experience in capital markets. Dr. Geiger was formerly an adjunct professor at Tel Aviv University’s Recanati School of Business where he lectured on private equity and venture capital and authored the books “Startup Companies and Venture Capital” and “From Concept to

Wall Street.” Dr. Geiger served as the Chairman of the Board of Directors of Cogentix Medical from November 2016 until its sale in April 2018 and he is currently on the board of a number of public and private medical device companies. We believe Dr. Geiger's qualifications to serve on our Board of Directors includes his extensive entrepreneurial, management and investment know-how having created and built many successful medical device enterprises.
Robert “Bob” Moccia assumed the duties of Chief Executive Officer and member of the Board on March 1, 2021. Mr. Moccia has more than 20 years of executive management experience as President, COO, and CEO of small to mid-sized specialty pharmaceutical companies and over 35 years of global pharmaceutical experience with expertise in general management, operations, strategic planning, business development, product development, sales, marketing, and building customer focused organizations. In 2014 Mr. Moccia co-founded Encore Dermatology. Prior to founding Encore, Mr. Moccia was CEO of Precision Dermatology Inc., which was sold to Valeant in 2014. Mr. Moccia has marketed and/or launched over 30 dermatological products in the US. He has completed multiple licenses, acquisitions and partnerships in the dermatology space. Mr. Moccia has held executive management positions at Medicis Pharmaceuticals (Sr. VP of Corporate Development), Graceway Pharmaceuticals (President & COO), and Bioglan Pharmaceuticals (President). He also spent time at Dermik and Stiefel Laboratories in sales, marketing, and business development. Mr. Moccia holds a B.S. in Biology from Stonehill College. We believe Mr. Moccia's qualifications to serve on our Board of Directors includes his extensive experience in the dermatology medical device, pharmaceutical industries and his role as Chief Executive Officer of the Company.
Douglas Strang was appointed to the Board on October 27, 2021. He retired as a partner from PricewaterhouseCoopers LLP (“PwC”) after more than 35 years of employment, at which time he was the firm’s Global Pharmaceuticals & Life Science Advisory Leader. Mr. Strang’s career with the firm began in the audit practice, where he performed financial audits, primarily in the healthcare industry. He later transitioned into the firm’s forensic and risk practice where he led various projects, including; board appointed financial investigations, fraud and abuse matters in the life sciences industry and other healthcare compliance regulatory matters. He also has significant experience in the area of merger and acquisitions, where he assisted his clients with financial due diligence and merger integration. In addition to his Global leadership role, Mr. Strang was the US Pharmaceutical and Life Sciences Advisory Leader from 2009, from which he transitioned to the European leader in 2019. The PwC practice he led focused on providing value-added solutions across the Life Sciences value chain, including; M&A, R&D, manufacturing and supply chain, commercial and finance operations. Mr. Strang is a Certified Public Accountant in the Commonwealth of Pennsylvania and holds a BS degree in accounting from Penn State University and an MBA from Villanova University. We believe Mr. Strang’s qualifications to serve on our Board of Directors include his extensive experience in pharmaceutical and life sciences industries and auditing and accounting background. The Chairman recommended to the Nominating Committee that Mr. Strang be approached for a seat on the Board.
Shmuel (Samuel) Rubinstein became a director of the Company effective May 29, 2018. Mr. Rubinstein has served for over 20 years as the Chief Executive Officer and General Manager of Taro Pharmaceuticals Industries, a NASDAQ traded dermatology company. Under his management, Taro grew to become a multinational company with over 1,000 employees worldwide and turnover of close to $450 million. In 2003, Mr. Rubinstein received the Exceptional Industrialist award. During these years he also finished an International Marketing Course at the Wharton School of the University of Pennsylvania. Mr. Rubinstein serves as a board member in Clal Biotechnology Industries, Exalenz, Medison Biotech, Trima Pharma, Kamada, and as consultant to Marcum and Sol-Gel Pharma. Mr. Rubinstein is also a director at the Medical Research Fund near The Tel Aviv Sourasky Medical Center and The National Authority for Yiddish Culture. We believe Mr. Rubinstein's qualifications to serve on the Board of Directors include his wealth of knowledge and industry expertise in finance, investment banking, mergers and acquisitions, equity research and investment management experience in the dermatology industry.
Nachum (Homi) Shamir, Chairs our Compensation/Nominating and Governance Committee, became a director of the Company effective May 29, 2018. Mr. Shamir has been the President and Chief Executive Officer of Luminex Corporation since October 2014. He also became Chairman of the Board in September 2020. Mr. Shamir previously served, from 2006 to 2014, as President and CEO of Given Imaging Ltd., a developer, manufacturer, and marketer of diagnostic products for the visualization and detection of disorders of the gastrointestinal tract. Prior to joining Given Imaging, Mr. Shamir was Corporate Vice President of Eastman Kodak Company and President of Eastman Kodak´s Transaction and Industrial Solutions Group. Additionally, he served over 10 years at Scitex Corporation in positions of increasing responsibility, including President and CEO from 2003 to 2004. Prior to Scitex Corporation, Mr. Shamir held senior management positions at various international companies mainly in the Asia Pacific regions.

Mr. Shamir currently serves as a director in Luminex Corp (LMNX) and previously served in Given Imaging Ltd. (GIVN), from 2006 until 2014, Congentix Medical, an international endoscopy product manufacturer (CGNT), from 2016 until its sale in 2018, and Invendo Medical GMBH, a developer of endoscopy products, from 2014 until 2017. Mr. Shamir holds a Bachelor of Science from the Hebrew University of Jerusalem and a Masters of Public Administration from Harvard University. We believe Mr. Shamir's qualifications to serve on the Board of Directors include his wealth of knowledge and industry expertise in finance, investment banking, mergers and acquisitions, equity research and investment management experience in the life science industry.
Dr. Patricia Walker was appointed to the Board on February 14, 2022. She is a board certified dermatologist, earned both her medical degree and her Ph.D. from the University of Iowa. Following her degrees, she completed a residency in dermatology and a research fellowship in the Dermatology Branch, National Cancer Institute at the National Institute of Health (NIH). Throughout her career, Dr. Walker has served in multiple roles in the pharmaceutical and medical device industry. Most recently she served as the President and Chief Scientific Officer of Brickell Biotech Inc. from 2015 until 2019, where she oversaw the research and development, regulatory, compliance, chemistry and manufacturing efforts for the company’s product portfolio. Prior to that she was the Chief Medical Officer at Kythera Biopharmaceuticals from 2007 until 2013. While there, she led research efforts focused on the development of novel, first in class pharmaceutical products for dermatologic and aesthetic medicine. Before Kythera, Dr. Walker was the Chief Medical Officer at Allergan Medical from 2004 until 2007, where her primary research efforts catalyzed the development of alternative hyaluronic acid fillers for facial rejuvenation. When Allergan acquired Inamed in 2006, she was Inamed’s Executive Vice President and Chief Scientific Officer. While there, she researched biological toxins, dermal filler substances, bariatric devices, and silicone gel filled breast implants. Dr. Walker started her Industry career at Allergan in 1997 where she was the VP of the Dermatology Therapeutic Area. She also served as a clinical faculty member at the University of California Irvine’s department of dermatology. Most recently, Dr. Walker formed her own drug development consulting company, P. Walker Consulting, in 2013. She is also a practicing dermatologist in Carpinteria, California. Dr. Walker presently serves as a supervisory board member at Merz pharmaceuticals and is on the board of directors at Forte Biosciences Inc. Prior, she served on the board of Neothetics, Inc. (now called Evofem Biosciences Inc.), a women’s sexual and reproductive healthcare company whose shares are publicly listed on Nasdaq, from 2014 until 2015. We believe Dr. Walker's qualifications to serve on the Board of Directors include her wealth of knowledge and industry expertise in dermatology industry. Dr. Walker’s nomination was suggested to the Nominating Committee by the Company’s CEO.
The following table summarizes voluntary disclosure of diversity characteristics of the Board of Directors.
Board Diversity Matrix as of May 1, 2022
Board Size
Total Number of Directors	7
Gender	Male	Female	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	6	1
Number of directors who identify in any of the categories below
African American or black
Alaskan Native or American Indian
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White
Two or More Races or Ethnicities
LGBTQ
Undisclosed
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE
NOMINEES IN PROPOSAL NO. 1.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that the Board of Directors submit the selection of Marcum LLP as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.
Stockholder ratification of the selection of Marcum LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors, on behalf of the Audit Committee, is submitting the selection of Marcum LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.
Principal Accountant Fees
The following table shows the fees paid or accrued by us for the audit and other services provided by Marcum LLP for 2021, and 2020:
	2021	2020
Audit Fees(1)	$340,283	$276,500
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total	$340,283	$276,500
(1)
Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2)	Consists of assurance and related services that are reasonably related to the performance of the audit and reviews of our financial statements and are not included in “audit fees” in this table.
(3)	Consists of all tax related services.
(4)	There were no other fees billed by Marcum LLP for the years ended December 31, 2021, and 2020.
Pre-Approval of Audit and Non-Audit Services
Consistent with the SEC's rules, the Audit Committee charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.
The Audit Committee's pre-approval policy provides as follows:
•
First, once a year when the base audit engagement is reviewed and approved, management will identify all other services (including fee ranges) for which management knows it will engage Marcum LLP for the next 12 months. Those services typically include quarterly reviews, specified tax matters, certifications to the lenders as required by financing documents, consultation on new accounting and disclosure standards and, in future years, reporting on management's internal controls assessment.

•	Second, if any new “unlisted” proposed engagement arises during the year, the engagement will require approval of the Audit Committee.
All fees to our independent accounting firm were approved by the Audit Committee.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may notify your broker or direct your written request to: STRATA Skin Sciences, Inc., 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044, Attention: Secretary. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By	Order of the Board of Directors
/s/ Robert Moccia
Robert Moccia
President and Chief Executive Officer
May 18, 2022
A copy of our Annual Report on Form 10-K for the year ended December 31, 2021 is available without charge upon written request to: STRATA Skin Sciences, Inc., 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044, Attention: Secretary.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D84387-P75318 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STRATA SKIN SCIENCES, INC.

The Board of Directors recommends you vote FOR Proposals 1 and 2.

Nominees:

	For	Withhold
1a. Uri Geiger	☐	☐
1b. Robert J. Moccia	☐	☐
1c. William D. Humphries	☐	☐
1d. Samuel (Shmuel) Rubinstein	☐	☐
1e. Nachum Shamir	☐	☐
1f. Douglas Strang	☐	☐
1g. Patricia Walker	☐	☐

3. To conduct any other business properly brought before the meeting.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

D84388-P75318

STRATA SKIN SCIENCES, INC.
Annual Meeting of Stockholders
June 22, 2022 at 9:00 a.m.
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Christopher Lesovitz and Jay Sturm, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of STRATA SKIN SCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time on June 22, 2022, at the Company's offices, 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044 and any adjournment or postponement thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE